Exhibit (a)(1)(G)

FORMS OF REMINDER E-MAILS

September 10, 2008 – Approximately One Week After Offer Commences

We are just completing the first week of the UTStarcom, Inc. Offer to Exchange Certain Outstanding Options for New Options (referred to as the “Offer to Exchange”).  By now you should have received a listing of your eligible options.  If you have not yet received your listing, please contact us immediately by e-mail at equity.information@utstar.com.

The offer expires at 9:00 p.m., Pacific Time, on October 1, 2008 (unless we extend the offer).  If you would like to participate in this offer, you may:

•                  Use the on-line Election Form at http://intranet.utstar.com/Legal/Option_Exchange/; or

•                  Print out an Election Form, complete it and deliver it to us via:

•                  E-mail to equity.information@utstar.com (attaching a PDF or similar imaged document file of your Election Form);

•                  Fax to +1.510.749.1189; or

•                  If you work in Hangzhou or Shenzhen, hand delivery to Human Resources to the attention of Nellie Zhang in Hangzhou or the attention of Linda Huang in Shenzhen.

Only responses that are properly completed and received by the deadline will be accepted.  We will not accept responses submitted by any other means, including interoffice, U.S. mail (or other post) or overnight delivery (such as Federal Express).

This notice does not constitute the Offer to Exchange.  The full terms of the offer are described in (1) the Offer to Exchange; (2) the letter from Peter Blackmore dated September 4, 2008; (3) the Election Form; and (4) the Withdrawal Form.  You may go to http://intranet.utstar.com/Legal/Option_Exchange for copies of these documents.

September 10, 2008 – Approximately One Week After Offer Commences (Employees with Discount Options)

We are just completing the first week of the UTStarcom, Inc. Offer to Exchange Certain Outstanding Options for New Options (referred to as the “Offer to Exchange”).  By now you should have received a listing of your discount options and other eligible options.  If you have not yet received your listing, please contact us immediately by e-mail at equity.information@utstar.com.

The offer expires at 9:00 p.m., Pacific Time, on October 1, 2008 (unless we extend the offer).  If you would like to participate in this offer, you may:

•                  Use the on-line Election Form at http://intranet.utstar.com/Legal/Option_Program/; or

•                  Print out an Election Form, complete it and deliver it to us via:

•                  E-mail to equity.information@utstar.com (attaching a PDF or similar imaged document file of your Election Form); or

•                  Fax to (510) 749-1189.

Only responses that are properly completed and received by the deadline will be accepted.  We will not accept responses submitted by any other means, including interoffice, U.S. mail (or other post) or overnight delivery (such as Federal Express).

This notice does not constitute the Offer to Exchange.  The full terms of the offer are described in (1) the Offer to Exchange; (2) the letter from Peter Blackmore dated September 4, 2008; (3) the Election Form; and (4) the Withdrawal Form.  You may go to http://intranet.utstar.com/Legal/Option_Program for copies of these documents.

September 17, 2008 – Approximately Two Weeks After Offer Commences

We are about to complete the second week of the UTStarcom, Inc. Offer to Exchange Certain Outstanding Options for New Options (referred to as the “Offer to Exchange”).

The offer expires at 9:00 p.m., Pacific Time, on October 1, 2008 (unless we extend the offer).  If you would like to participate in this offer, you may:

•                  Use the on-line Election Form at http://intranet.utstar.com/Legal/Option_Exchange/; or

•                  Print out an Election Form, complete it and deliver it to us via:

•                  E-mail to equity.information@utstar.com (attaching a PDF or similar imaged document file of your Election Form);

•                  Fax to +1.510.749.1189; or

•                  If you work in Hangzhou or Shenzhen, hand delivery to Human Resources to the attention of Nellie Zhang in Hangzhou or the attention of Linda Huang in Shenzhen.

Only responses that are properly completed and received by the deadline will be accepted.  We will not accept responses submitted by any other means, including interoffice, U.S. mail (or other post) or overnight delivery (such as Federal Express).

This notice does not constitute the Offer to Exchange.  The full terms of the offer are described in (1) the Offer to Exchange; (2) the letter from Peter Blackmore dated September 4, 2008; (3) the Election Form; and (4) the Withdrawal Form.  You may go to http://intranet.utstar.com/Legal/Option_Exchange for copies of these documents.

September 17, 2008 – Approximately Two Weeks After Offer Commences (Employees with Discount Options)

We are about to complete the second week of the UTStarcom, Inc. Offer to Exchange Certain Outstanding Options for New Options (referred to as the “Offer to Exchange”).

The offer expires at 9:00 p.m., Pacific Time, on October 1, 2008 (unless we extend the offer).  If you would like to participate in this offer, you may:

•                  Use the on-line Election Form at http://intranet.utstar.com/Legal/Option_Program/; or

•                  Print out an Election Form, complete it and deliver it to us via:

•                  E-mail to equity.information@utstar.com (attaching a PDF or similar imaged document file of your Election Form); or

•                  Fax to (510) 749-1189.

Only responses that are properly completed and received by the deadline will be accepted.  We will not accept responses submitted by any other means, including interoffice, U.S. mail (or other post) or overnight delivery (such as Federal Express).

This notice does not constitute the Offer to Exchange.  The full terms of the offer are described in (1) the Offer to Exchange; (2) the letter from Peter Blackmore dated September 4, 2008; (3) the Election Form; and (4) the Withdrawal Form.  You may go to http://intranet.utstar.com/Legal/Option_Program for copies of these documents.

September 24, 2008 – Final Week

We are entering the final week of the UTStarcom, Inc. Offer to Exchange Certain Outstanding Options for New Options (referred to as the “Offer to Exchange”).

The offer expires at 9:00 p.m., Pacific Time, on October 1, 2008 (unless we extend the offer).  If you would like to participate in this offer:

•                  Use the on-line Election Form at http://intranet.utstar.com/Legal/Option_Exchange/; or

•                  Print out an Election Form, complete it and deliver it to us via:

•                  E-mail to equity.information@utstar.com (attaching a PDF or similar imaged document file of your Election Form);

•                  Fax to +1.510.749.1189; or

•                  If you work in Hangzhou or Shenzhen, hand delivery to Human Resources to the attention of Nellie Zhang in Hangzhou or the attention of Linda Huang in Shenzhen.

Only responses that are properly completed and received by the deadline will be accepted.  We will not accept responses submitted by any other means, including interoffice, U.S. mail (or other post) or overnight delivery (such as Federal Express).

This notice does not constitute the Offer to Exchange.  The full terms of the offer are described in (1) the Offer to Exchange; (2) the letter from Peter Blackmore dated September 4, 2008; (3) the Election Form; and (4) the Withdrawal Form.  You may go to http://intranet.utstar.com/Legal/Option_Exchange for copies of these documents.

September 24, 2008 – Final Week (Employees with Discount Options)

We are entering the final week of the UTStarcom, Inc. Offer to Exchange Certain Outstanding Options for New Options (referred to as the “Offer to Exchange”).

The offer expires at 9:00 p.m., Pacific Time, on October 1, 2008 (unless we extend the offer).  If you would like to participate in this offer:

•                  Use the on-line Election Form at http://intranet.utstar.com/Legal/Option_Program/; or

•                  Print out an Election Form, complete it and deliver it to us via:

•                  E-mail to equity.information@utstar.com (attaching a PDF or similar imaged document file of your Election Form); or

•                  Fax to (510) 749-1189.

Only responses that are properly completed and received by the deadline will be accepted.  We will not accept responses submitted by any other means, including interoffice, U.S. mail (or other post) or overnight delivery (such as Federal Express).

This notice does not constitute the Offer to Exchange.  The full terms of the offer are described in (1) the Offer to Exchange; (2) the letter from Peter Blackmore dated September 4, 2008; (3) the Election Form; and (4) the Withdrawal Form.  You may go to http://intranet.utstar.com/Legal/Option_Program for copies of these documents.

September 29, 2008 – Last Days

We are coming up to the last day to participate in the UTStarcom, Inc. Offer to Exchange Certain Outstanding Options for New Options (referred to as the “Offer to Exchange”).  The expiration time and date will be strictly enforced, so we urge you to act now if you would like to participate in the offer.

The offer expires at 9:00 p.m., Pacific Time, on October 1, 2008 (unless we extend the offer).  If you would like to participate in this offer:

•                  Use the on-line Election Form at http://intranet.utstar.com/Legal/Option_Exchange/; or

•                  Print out an Election Form, complete it and deliver it to us via:

•                  E-mail to equity.information@utstar.com (attaching a PDF or similar imaged document file of your Election Form);

•                  Fax to +1.510.749.1189; or

•                  If you work in Hangzhou or Shenzhen, hand delivery to Human Resources to the attention of Nellie Zhang in Hangzhou or the attention of Linda Huang in Shenzhen.

Only responses that are properly completed and received by the deadline will be accepted.  We will not accept responses submitted by any other means, including interoffice, U.S. mail (or other post) or overnight delivery (such as Federal Express).

This notice does not constitute the Offer to Exchange.  The full terms of the offer are described in (1) the Offer to Exchange; (2) the letter from Peter Blackmore dated September 4, 2008; (3) the Election Form; and (4) the Withdrawal Form.  You may go to http://intranet.utstar.com/Legal/Option_Exchange for copies of these documents.

September 29, 2008 – Last Days (Employees with Discount Options)

We are coming up to the last day to participate in the UTStarcom, Inc. Offer to Exchange Certain Outstanding Options for New Options (referred to as the “Offer to Exchange”).  The expiration time and date will be strictly enforced, so we urge you to act now if you would like to participate in the offer.

The offer expires at 9:00 p.m., Pacific Time, on October 1, 2008 (unless we extend the offer).  If you would like to participate in this offer:

•                  Use the on-line Election Form at http://intranet.utstar.com/Legal/Option_Program/; or

•                  Print out an Election Form, complete it and deliver it to us via:

•                  E-mail to equity.information@utstar.com (attaching a PDF or similar imaged document file of your Election Form); or

•                  Fax to (510) 749-1189.

Only responses that are properly completed and received by the deadline will be accepted.  We will not accept responses submitted by any other means, including interoffice, U.S. mail (or other post) or overnight delivery (such as Federal Express).

This notice does not constitute the Offer to Exchange.  The full terms of the offer are described in (1) the Offer to Exchange; (2) the letter from Peter Blackmore dated September 4, 2008; (3) the Election Form; and (4) the Withdrawal Form.  You may go to http://intranet.utstar.com/Legal/Option_Program for copies of these documents.